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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D. C. 20549

                           _____________

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the

                  Securities Exchange Act of 1934


Date of earliest event
  reported:  April 24, 2003


                          AMR CORPORATION
      (Exact name of registrant as specified in its charter)


         Delaware                 1-8400                  75-1825172
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


 4333 Amon Carter Blvd.      Fort Worth, Texas             76155
  (Address of principal executive offices)              (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)







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Item 5.  Other Events

AMR Corporation (the Company) is filing herewith a press release issued on April 24, 2003 by the Company as Exhibit 99.1 which is included herein. This press release was issued to report the AMR Board of Directors accepted the resignation of Donald J. Carty as CEO and Chairman of the Company and as a director of the Company. The Board named Edward A. Brennan as Executive Chairman and current President and COO Gerard J. Arpey as the new Chief Executive Officer and elected Mr. Arpey as a director of the Company.


Item 7.  Financial Statements and Exhibits

The following exhibits are included herein:

99.1 Press Release


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                             SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  April 25, 2003

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                           EXHIBIT INDEX


Exhibit        Description

99.1      Press Release


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                                                  Exhibit 99.1

                              Contact:       Corporate Communications
                                             Fort Worth, Texas
                                             817-967-1577
                                             corp.comm@aa.com




                   AMR ANNOUNCES NEW LEADERSHIP

          DONALD J. CARTY STEPS DOWN AS CEO AND CHAIRMAN
            EDWARD A. BRENNAN NAMED EXECUTIVE CHAIRMAN
      PRESIDENT AND COO GERARD J. ARPEY APPOINTED AS NEW CEO

     FORT WORTH, Texas - The AMR Board of Directors accepted the resignation of CEO and Chairman Don Carty today. The Board named Edward A. Brennan as Executive Chairman and current President and COO Gerard J. Arpey as the new Chief Executive Officer. Arpey continues as President.
     Ed Brennan, on behalf of the AMR Board of Directors, thanked Don Carty for his years of service and dedication to the company. They were especially grateful for his stewardship during the most difficult years in aviation history.
     Carty praised his successors and said the appointments of Brennan and Arpey will "begin to build a bridge back to the path that promised a new culture of collaboration, cooperation and trust."
     In a statement, the Board of Directors said, "In making these appointments, we have great confidence in the team of Ed Brennan and Gerard Arpey."
     Ed Brennan, who has served as a member of the AMR Board of Directors for more than 17 years, has the "breadth of experience leading and directing some of the most venerable companies in America and will serve American incredibly well," the Board stated.
                              -more-

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page 2/AMR ANNOUNCES NEW LEADERSHIP
     In appointing Gerard Arpey, the Board noted that, "His commitment to this company is unwavering. His dedication to its employees is unsurpassed. And his experience and business acumen in this industry is unrivaled."
     Arpey promised to work to rebuild trust in management throughout the company and said he looks forward to the value Brennan's counsel will bring to the company.
     First joining American in 1982 as a financial analyst, Arpey served as chief financial officer of AMR from 1995 to 2000, during which time the Company experienced strong profitability. He also led the successful efforts to spin off Sabre from AMR.
     And since becoming Chief Operating Officer in 2000, he has guided the Company's operations out of the depths of the September 11th tragedy to the forefront of industry on-time performance and reliability.
      "I will continue to lead by example," Arpey said. "Actions, of course, speak louder than words. And you can expect me to ensure my actions are consistent with the high standards we set for all employees of American Airlines and American Eagle."
     Arpey vowed to do his very best to lead American "through these extraordinary times" and "restore the confidence of all employees in their great company."
     Carty, 58, has spent more than 20 years at AMR, where he has served as CEO and Chairman since 1998.
     Brennan, 69, is the retired chairman, president and CEO of Sears, Roebuck and Co. Prior to his retirement from Sears in 1995, he had been associated with that company for 39 years.
     Arpey, 44, has devoted his entire professional career to American Airlines, where he began as a financial analyst in 1982 and became a corporate officer in 1989. He holds a FAA multi-engine instrument rating and is an avid private pilot.
                                ###

EDITORS' NOTE: DUE TO THE FLUIDITY OF THE CIRCUMSTANCES, MR. ARPEY WILL MAKE HIMSELF AVAILABLE TO THE MEDIA AT THE APPROPRIATE TIME.